UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
July 8, 2009
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 8, 2009, Finisar Corporation (“Finisar”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with JDS Uniphase Corporation (“JDSU”), pursuant to which Finisar agreed to sell to JDSU all of the assets used exclusively in its Network Tools business (other than accounts receivable) and JDSU agreed to assume certain related liabilities of the Network Tools business for a purchase price in cash equal to approximately $40.6 million. The Purchase Agreement contains representations and warranties, covenants and indemnification customary for a transaction of this size and nature. Closing of the transaction is subject to closing conditions, including the consent of Finisar’s lender under its credit facility. The anticipated closing date of the transactions contemplated by the Purchase Agreement is July 15, 2009. As part of the transaction, Finisar will enter into a Transition Services Agreement to provide support services during a transition period.
     A copy of the press release announcing the transactions contemplated by the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Finisar Corporation dated July 9, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 9, 2009

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Finisar Corporation dated July 9, 2009

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